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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Union Bankshares Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Union Bankshares Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                          Union Bankshares Corporation





                                  March 8, 2002

Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 16, 2002 at 6:00 p.m. at the Richmond County Elementary School located on Maple Street in Warsaw, Virginia.

     The primary business of the meeting will be the election of directors. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management on matters that affect the interests of all shareholders. The meeting will be followed by a reception that we hope you will be able to attend.

     We hope you will be with us on April 16th. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

     We appreciate your continued loyalty and support.




                                          Sincerely,

                                          /s/ G. William Beale

                                          G. William Beale
                                          President and Chief Executive Officer

                          Union Bankshares Corporation

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------


                          To be Held on April 16, 2002


     The Annual Meeting of Shareholders of Union Bankshares Corporation will be held at the Richmond County Elementary School located on Maple Street in Warsaw, Virginia, at 6:00 p.m. on April 16, 2002 for the following purposes:

     1. To elect two directors to serve for a three-year term; and

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed February 23, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                   By Order of the Board of Directors



                                   D. Anthony Peay
                                   Senior Vice President and Corporate Secretary

March 8, 2002


     Please promptly complete and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                        Union Bankshares Corporation

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   APRIL 16, 2002


                                     GENERAL

     The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 16, 2002, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 8, 2002.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

     Only shareholders of record at the close of business on February 23, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 23, 2002, there were 7,524,839 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

     Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

     The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

                      ELECTION OF DIRECTORS - PROPOSAL ONE
Directors

     The Company's Board is divided into three classes (I, II and III). The term of office for Class III directors will expire at the Annual Meeting and the nominees to serve as Class III directors are set forth below. Each of the Class III nominees currently serves as a director of the Company. If elected, the Class III nominees will serve until the Annual Meeting of Shareholders held in 2005.

     The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

     The Board of Directors recommends that shareholders vote for the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                               Served as                  Principal Occupation
       Name (Age)          Director Since (1)             During Past Five Years
       ----------          ------------------             ----------------------

2002 Class  (Nominees):

G. William Beale (52)             1990          President and Chief Executive
                                                Officer of the Company since
                                                its inception; President of
                                                Union Bank & Trust Company since
                                                1991.

B. Walton Mahon (73)              1965          Investor; Formerly served as
                                                Chairman of the Board of the
                                                Company from 1993 to 1998 and as
                                                President of Union Bank & Trust
                                                Company from 1965 to 1991.


2003 Class (Directors Serving Until the 2003 Annual Meeting):

Frank B. Bradley (54)             2001          President, Bradley Properties;
                                                formerly President and Chief
                                                Executive Officer of Fas Mart
                                                Convenient Stores, Inc.,
                                                Mechanicsville, Virginia, until
                                                February 1998.

M. Raymond Piland, III (68)       1980          President, Williamsburg Millwork
                                                Corporation, Bowling Green,
                                                Virginia.

William M. Wright (74)            1962          Chief Executive Officer of Wood
                                                Preservers, Inc., a lumber
                                                treatment company headquartered
                                                in Warsaw, Virginia.

                                    Served as              Principal Occupation
        Name (Age)              Director Since (1)        During Past Five Years
        ----------              ------------------        ----------------------

2004 Class (Directors Serving Until the 2004 Annual Meeting):

Ronald L. Hicks (55)                    1985        Chairman of the Board of the
                                                    Company since 1998;
                                                    Attorney, of Counsel to
                                                    Jarrell, Hicks and Sasser,
                                                    Spotsylvania County,
                                                    Virginia; Chairman of the
                                                    Board of Union Bank & Trust
                                                    Company since 1987.

W. Tayloe Murphy, Jr. (68)              1966        Attorney, in Warsaw,
                                                    Virginia; Secretary of
                                                    Natural Resources for the
                                                    State of Virginia; Delegate
                                                    of the  Virginia General
                                                    Assembly from 1982 until
                                                    2000.

A. D. Whittaker (62)                    1981        President, A. D. Whittaker,
                                                    Inc., a commercial
                                                    construction firm in Hanover
                                                    County, Virginia.
------------------
(1) With the exception of Directors Bradley and Wright, who were appointed to the Board in January 2001, each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993 which created the Company. The date above refers to the year in which Messrs. Beale, Hicks, Mahon, Piland, and Whittaker were first elected to the Board of Directors of Union Bank & Trust Company, and Messrs. Murphy and Wright were first elected to the Board of Directors of Northern Neck State Bank.

Board of Directors and Committees

     There were eight meetings of the Board of Directors in 2001. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2001.

     There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

     The Board of Directors has, among others, a standing Executive Committee, Audit Committee and Compensation Committee.

     Executive Committee. The Executive Committee is composed of G. William Beale, Ronald L. Hicks, W. Tayloe Murphy and A. D. Whittaker. The Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. In 2001, there were two meetings of the Executive Committee.

     Audit Committee. The Audit Committee is composed of A. D. Whittaker, W. Tayloe Murphy and Frank R. Bradley and also includes Daniel I. Hansen of the Union Bank & Trust Company Board, William H. Hughes of the Northern Neck State Bank Board, Elisabeth Jones of the Rappahannock National Bank Board and A.G.W. Christopher, Jr. of the Bank of Williamsburg Board. The functions of the Committee are to recommend selection of independent certified public accountants, to approve the scope of the independent accountants' audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor and to issue its report to the Board of Directors. All members of the Audit Committee are independent directors. The Audit Committee met four times in 2001.

     Compensation Committee. The Compensation Committee consists of Ronald L. Hicks, W. Tayloe Murphy and A. D. Whittaker. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met one time in 2001.

Directors' Fees

     As compensation for their services, each member of the Board of Directors of the Company receives $600 for each meeting of the Board attended. In addition, standing committee members receive $200 for each committee meeting attended. Additionally, an annual retainer of 200 shares of the Company's common stock is paid to each director attending 75% of all Board meetings. Board members who are also officers do not receive any additional compensation above their regular salary for any Board or committee meeting.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's Report to the Shareholders, which follows, was approved and adopted by the Committee on February 19, 2002 and by the Board of Directors on February 28, 2002. The members of the Audit Committee are all independent directors.

     The Audit Committee has reviewed and discussed the audited financial statements with management, discussed with the auditors the matters required by SAS 61, received communications from the auditors as to their independence, and discussed independence with the auditors.

     Based on its review and discussions with the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

     The following fees were paid to Yount, Hyde & Barbour, P.C. ("YHB"), Union Bankshares Corporation's Certified Public Accountants, for services provided to the Company for the fiscal year ended December 31, 2001 and to Cherry, Bekaert & Holland, L.L.P. ("CBH") for services provided to Mortgage Capital Investors for the fiscal year ended December 31, 2001.


                                                                            YHB          CBH
         Audit Fees:                                                    $ 64,300       $27,000
         Financial Information Systems Design & Implementation Fees:         ---           ---
         All Other Fees:                                                $ 38,126       $ 1,237

     Audit fees are fees billed for the audit of the Company's financial statements and for the required quarterly reviews of those statements. Financial information systems design and implementation fees are fees billed for financial information systems design work and implementation fees for services rendered as part of that work for the most recent fiscal year. All other fees include payments for any other types of services provided, including, but not limited to, preparation of income tax returns, audits of benefits plans and compliance audits.

     The Audit Committee of the Board of Directors believes that the non-audit services provided by Yount, Hyde & Barbour, P.C. and Cherry, Bekaert & Holland, L.L.P are compatible with maintaining the auditor's independence.

                         W. Tayloe Murphy, Jr., Chairman
                                 A. D. Whittaker
                             William H. Hughes, CPA
                                Daniel I. Hansen
                                 Elisabeth Jones
                             A.G.W. Christopher Jr.


                        OWNERSHIP OF COMPANY COMMON STOCK

     The following table sets forth, as of February 23, 2002, certain information with respect to the beneficial ownership of the Company's common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group. As of February 23, 2002, no shareholder of the Company beneficially owned 5% or more of the Company's common stock.


                                                                  Amount and Nature of
                                                                     Beneficial              Percent
             Name                                                   Ownership (1)            of Class
             ----                                                   ------------             --------

G. William Beale ..............................................   42,763 (3)(4)                 (2)
Frank B. Bradley, III .........................................    1,000 (2)                    (2)
Ronald L. Hicks ...............................................   26,118 (3)                    (2)
B. Walton Mahon ...............................................  101,255 (3)                  1.33%
W. Tayloe Murphy, Jr ..........................................  165,122 (3)                  2.16%
M. Raymond Piland, III ........................................   10,680 (3)                    (2)
Charles H. Ryland .............................................  192,354 (3)                  2.52%
A. D. Whittaker ...............................................   57,546 (3)                    (2)
William M. Wright .............................................   44,448 (3)                    (2)
All directors and executive officers
as a group ....................................................  684,668 (5)                  8.96%

_________________________
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)  Represents less than 1% of the Company's common stock.
(3) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Beale, 4,087 shares; Mr. Hicks, 10,818 shares; Mr. Mahon, 21,455 shares; Mr. Murphy, 70,400 shares; Mr. Piland, 2,880 shares; Mr. Ryland, 49,854 shares; Mr. Whittaker, 30,498 shares; and Mr. Wright, 4,128 shares.
(4) Includes 28,980 shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan.
(5) Includes, 47,168 shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan.

                             EXECUTIVE COMPENSATION

          The following table sets forth the remuneration accrued or paid by the Company or its subsidiary during calendar years 2001, 2000 and 1999 for the chief executive officer and the three other executive officers (the "named executive officers") who received total annual salary and bonus in excess of $100,000 in the fiscal year ended December 31, 2001.

                           Summary Compensation Table

                                                                               Long-Term
                                                                             Compensation
                                                                             ------------
                                            Annual Compensation (1)           Securities
         Name and                          -----------------------            Underlying              All Other
    Principal Position         Year        Salary            Bonus             Options (2)           Compensation (3)
    ------------------         ----        ------            -----             ----------           ----------------


G. William Beale               2001    $     184,200    $      35,177              2,500          $       40,414
   President/CEO               2000          182,545            4,145              1,200                  26,609
   Union Bankshares            1999          180,250            5,911                ---                  25,941

John C. Neal                   2001    $     129,375    $      24,296              1,500          $       23,207
   EVP/COO                     2000          129,375            4,856              1,170                  16,498
   Union Bank                  1999           99,532            3,506                ---                  14,807

N. Byrd Newton                 2001    $     115,000    $       6,634                500          $        9,077
   President/CEO               2000           97,553            5,323              1,000                   4,737
   Northern Neck               1999           96,728           13,670              1,500                   5,095
   State Bank

D. Anthony Peay                2001    $      96,643    $      18,248              1,500          $       17,497
   SVP/CFO                     2000           95,065            3,706                ---                  12,394
   Union Bankshares            1999           93,085            3,086                ---                  13,548

__________________
(1) The amount of compensation in the form of perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year.
(2) While the Company's Stock Option Plan permits the granting of restricted stock awards, no such awards have been made. This plan is the Company's only stock-based long term compensation plan currently in effect.
(3) Includes for 2001: (i) $15,393 accrued on behalf of Mr. Beale under deferred compensation arrangements; (ii) a $ 25,021 matching contribution to Mr. Beale's, $23,207 to Mr. Neal's, $9,077 to Mr. Newton's and $17,497 to Mr. Peay's 401(k) plan accounts under the Profit Sharing and Thrift Plan. See the discussion below in the section captioned "Employee Benefit Plans" for a description of the Company's employee benefit plans; and (iii) Economic benefit attributable to the Split Dollar Life Insurance Plan of $699, $524, $647, and $193 for Messrs. Beale, Neal, Newton and Peay, respectively.

Stock Option Grants in 2001

          The Company's Stock Option Plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers and key employees of the Company and its subsidiaries. No restricted stock awards have been granted under the plan. The following table provides certain information concerning stock options granted during 2001 to the named executive officers.

                                                  Individual Grants
                           -----------------------------------------------------------------
                                           Percent of
                          Number of           Total
                           Shares            Options
                         Underlying        Granted to        Exercise                             Potential
                           Options          Employees       Price per      Expiration       Realizable Value (1)
                                                                                            --------------------
          Name             Granted           in 2001          Share           Date            5%            10%
          ----             -------           -------          -----           ----            --            ---
G. William Beale            2,500             18.73%       $  12.813        1/25/11      $  20,144     $  51,050
John C. Neal                1,500             11.24           12.813        1/25/11         12,087        30,630
N. Byrd Newton                500              3.75           12.813        1/25/11          4,029        10,210
D. Anthony Peay             1,500             11.24           12.813        1/25/11         12,087        30,630

-----------------
(1) Potential realizable value at the assumed annual rates of stock price appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Stock Option Exercises in 2001 and Year-End Option Values

         The following table shows certain information with respect to the number and value of unexercised options at year-end for the named executive officers.


                                                                    Number of Shares               Value of Unexercised
                                                                 Underlying Unexercised                In-the-Money
                              Number of                                Options at                       Options at
                           Shares Acquired        Value              December 31, 2001             December 31, 2001 (1)
                                                             ----------------------------     ------ ---------------------
         Name                on Exercise        Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
         ----                -----------        --------      -----------    -------------     -----------    -------------
G. William Beale                 -0-                 ---          28,980          4,720       $   108,129    $     9,278
John C. Neal                     -0-                 ---           8,968          2,702            21,303          6,475
N. Byrd Newton                   -0-                 ---           3,320          2,080             1,905          3,534
D. Anthony Peay                  -0-                 ---           5,900          1,600            15,988          4,113

----------------
(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2001.

Employee Benefit Plans

         The Company and certain of its subsidiaries maintain several tax qualified and non-qualified employee benefit plans for their employees which are described below.

         The Company's Plans
         -------------------

         Profit Sharing and Thrift Plan. The Company has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, employees of the Company are eligible to participate after six months of employment. The 401(k) Plan provides for employee pre-tax contributions, not to exceed 50% of the employee's compensation. The Company is required to match up to 3% of the employee's contributions. The Company is not required to, but may, make additional contributions to the 401(k) Plan. Employer contributions vest 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and are fully vested after 6 years. Employees have numerous investment options under the 401(k) Plan including various mutual funds, but may not invest in the Company's stock through the 401(k) Plan.

     Employee Stock Ownership Plan. The Company also offers a Non-Contributory Employee Stock Ownership Plan and Trust (the "ESOP"), under which all salaried employees (the "Participants") who are at least 18 years of age and who have been employed by the Company for at least 6 months are eligible to participate. Allocations of contributions under the ESOP are discretionary at the election of the Company's and subsidiaries' Boards of Directors, and Participants are not permitted to make contributions to the ESOP. Contributions to a Participant's account are based on proportionate "covered compensation" of the employee (generally total pay as an eligible employee and while a participant). These contributions vest 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and are fully vested after 6 years. Service before age 18 does not count toward vesting.

     Distributions under the ESOP are made in common stock and any cash allocated to the Participant's account in a lump sum payment. In-service withdrawals and cash dividend withdrawals are permitted in certain cases from vested account balances.

     Union Bank & Trust Company's Plans
     ----------------------------------

     Deferred Compensation Plan. Prior to 1997, Union Bank & Trust Company ("Union Bank") offered its directors the option to participate in a deferred supplemental compensation program. Participating directors have entered into agreements with Union Bank to participate in the program. To participate in this plan, a director must elect to forego the directors fees that would otherwise be payable to him by Union Bank for a period of twelve consecutive months beginning immediately after his election to participate. After the twelve month period runs, the director again begins to receive the full amount of directors fees payable by Union Bank.

     While its obligation under each agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director are applied towards the first year's premium expense of a life insurance policy and thereafter Union Bank pays the premiums. Each agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of ten years beginning upon his retirement at age 65. No interest is paid on the installments. The amount of each director's monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director's designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director's death prior to reaching retirement age.

     The agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his retirement at age 65. The agreements with certain other directors calls for Union Bank to pay an annual installment in the following amounts upon their retirement, as follows: Mr. Piland, $13,004; Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Mahon, $5,887. As of December 31, 2001, Union Bank had accrued approximately $ 351,572 to cover its obligations under all these agreements.

     While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability. Under the terms of the directors' benefit plan, a participant, or his beneficiary, will receive upon retirement a monthly retirement payment for life, payable for a minimum of 15 years. The plan also provides for a reduced payment to a participant's beneficiary in the event that the participant dies prior to retirement, payable for a period of 15 years from the date of death. A participant's retirement date is considered to be the later of the date a participant turns age 65 or completes 10 years of plan participation.

     The company also offers a non-qualified deferred compensation plan for executives by which designated officers of the company can elect to defer either salary or bonus to this plan. Eligibility is determined by the board and is currently available to all officers of the company. The money remains with the Company as part of a Rabbi Trust which is self directed through mutual fund choices. There are no Company contributions to this plan. Benefit payments and form of payment are defined by the participant. Currently participants are only directing small bonus amounts to this plan.

Split-Dollar Life Insurance Plan
--------------------------------

     Union Bankshares Corporation, Union Bank, Northern Neck State Bank, Rappahannock National Bank and the Bank of Williamsburg all provide a Split-Dollar Life Insurance Plan to officers designated by the Board to participate in the plan. The insurance benefit under this program is equal to three times the participant's annual salary. The policies funding the plan are owned by one of the member banks. All policy cash values, plus policy death benefits in excess of the plan benefit, are retained by the owner-bank.

Employment Contracts and Termination and Change in Control Arrangements

     The Company and Mr. Beale entered into an employment agreement effective April 1, 1999. The agreement had a two year initial term and is extended for successive one-year terms unless the Company elects not to extend the term of the agreement by providing at least twelve months prior notice, which it has not done. The initial employment agreement provided for an annual base salary of $170,000, which has been adjustable annually at the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Beale's employment at any time for "Cause" (as defined in the agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale's employment for any reason other than for "Cause" or if Mr. Beale terminates his employment for "Good Reason" (as defined in the agreement), the Company will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Beale will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

     The Company also has an agreement with each of Mr. Beale and Mr. Peay that becomes effective upon a change in control of the Company. Under the terms of these agreements, the Company or its successor agrees to continue Mr. Beale and Mr. Peay in its employ for a term of three years after the date of a change in control. During the term of the contracts, Mr. Beale and Mr. Peay will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If Mr. Beale's or Mr. Peay's employment is terminated during the three years other than for cause or disability as defined in the agreement, or if either should terminate employment because a material term of their contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.9 times the sum of Mr. Beale's base salary, annual bonus, and equivalent benefits, and 2.0 times the sum of Mr. Peay's base salary, annual bonus and equivalent benefits.

Compensation Committee Report on Executive Compensation

     Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee bases its recommendation on consideration of various factors, including the financial performance of the Company, the individual performance of the President and Chief Executive Officer and the compensation paid to persons in comparable positions within the industry.

     Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

     The Board and the Compensation Committee use a subjective approach to the determination of compensation based on the factors noted above. They do not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company's executive compensation program has relied almost exclusively on base salary as its primary component.

     Members of the Compensation Committee

     Ronald L. Hicks
     W. Tayloe Murphy
     A. D. Whittaker

Compensation Committee Interlocks and Insider Participation

     During 2001 and up to the present time, there were transactions between Union Bank and Northern Neck State Bank and the members of the Compensation Committee (Messrs. Hicks, Murphy and Whittaker), or their associates, all consisting of extensions of credit by either Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

                               SHAREHOLDER RETURN

     The Company is subject to the rules of the Securities and Exchange Commission that require all public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Nasdaq Stock Market Index and of the Nasdaq National Market ("Nasdaq/NM") Bank Index, assuming that investments of $100 were made on December 31, 1996, and that dividends were reinvested.

                                    [CHART]

                                          1996     1997     1998     1999     2000     2001
                                          ----     ----     ----     ----     ----     ----
Union Bankshares Performance Index      $100.00  $178.48  $146.00  $126.20  $ 94.40  $146.00
Nasdaq Stock Market Index                100.00   122.48   172.68   320.83   192.98   153.12
Nasdaq/NM Bank Index                     100.00   167.41   166.33   159.89   182.38   197.44


           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

     Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank, Northern Neck State Bank, Rappahannock National Bank, Bank of Williamsburg, Union Investment Services and Mortgage Capital Investors. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2001, and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's common stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2001.

                              SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for possible inclusion in the 2003 Proxy Statement, it must be received by the Company's Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 212 N. Main Street, P.O. Box 446, Bowling Green, Virginia 22427 on or before November 8, 2002.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, excluding exhibits, to be filed with the Securities and Exchange Commission prior to March 31, 2002, can be obtained without charge by writing to D. Anthony Peay, Senior Vice President and Corporate Secretary, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427.

[X] PLEASE MARK VOTES                             REVOCABLE PROXY
    AS IN THIS EXAMPLE                      UNION BANKSHARES CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS                     1. To elect two Class III directors             With-  For All
                            APRIL 16, 2002                              to serve until the Annual Meeting       For  hold   Except
                                                                        of Shareholders in 2005. (except as     [_]   [_]    [_]
  The undersigned hereby appoints Frank B. Bradley, M. Raymond          marked to the contrary below):
Piland III, and William M. Wright, jointly and severally,
proxies, with full power to act alone and with full power of            G. William Beale and B. Walton Mahon
substitution, to represent the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on
Tuesday, April 16, 2002, at 6:00 p.m. at the Richmond County         INSTRUCTION: To withhold authority to vote for any individual
Elementary School located east of Warsaw, Virginia on Maple Street   nominee(s), mark "For All Except" and write that nominee's name
near the intersection of Route 360 and Maple Street, or any          in the space provided below.
adjournment thereof, on each of the following matters:
                                                                     ---------------------------------------------------------------

                                                                     2. The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no other business to be presented at the Annual Meeting


                                                                     The meeting will followed by a reception.          [_]
                                                                     Please check this box if you plan to attend.

                                                                        This proxy, when properly executed, will be voted in the
                                                                     manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each proposal.


                                       --------------------------
  Please be sure to sign and date          Date
    this Proxy in the box below.
-----------------------------------------------------------------



--Stockholder sign above---------Co-holder (if any) sign above---



                          .   Detach above card, sign, date and mail in postage paid envelope provided.  .

                                               UNION BANKSHARES CORPORATION

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  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign

                                                         PLEASE ACT PROMPTLY
                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

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